UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

CELCUITY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	82- 2863566
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

16305 36th Avenue North; Suite 100

Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan

Celcuity Inc. 2017 Employee Stock Purchase Plan

(Full Titles of the Plans)

Brian F. Sullivan	Copies to:
Chief Executive Officer	Eric O. Madson
16305 36th Avenue N., Suite 100	Fredrikson & Byron, P.A.
Minneapolis, MN 55446	200 South Sixth Street, Suite 4000
(763) 392-0767	Minneapolis, MN 55402
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)	Fax: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

The purpose of this Registration Statement is to register (i) 216,673 additional shares of the registrant’s common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the Registrant’s Amended and Restated 2017 Stock Incentive Plan, and (ii) 108,337 additional shares of Common Stock reserved for issuance under the Registrant’s 2017 Employee Stock Purchase Plan. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registration Statement on Form S-8 (File No. 333-221117) is incorporated herein by reference, except for Item 8, Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of Boulay PLLP
23.2	Consent of Fredrikson & Bryon, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
99.1	Celcuity Inc. 2017 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 filed on September 12, 2017 (File No. 333-220128))
99.2	Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 15, 2020)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 2, 2023.

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Celcuity Inc. hereby appoint Brian F. Sullivan as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian F. Sullivan	Chief Executive Officer (Principal Executive Officer),	March 2, 2023
Brian F. Sullivan	Director and Chairman

/s/ Vicky Hahne	Chief Financial Officer (Principal Financial and	March 2, 2023
Vicky Hahne	Accounting Officer)

/s/ Lance G. Laing	Chief Science Officer, Vice President and Secretary,	March 2, 2023
Lance G. Laing	and Director

/s/ Richard E. Buller	Director	March 2, 2023
Richard E. Buller

/s/ David F. Dalvey	Director	March 2, 2023
David F. Dalvey

/s/ Leo T. Furcht	Director	March 2, 2023
Leo T. Furcht

/s/ Polly A. Murphy	Director	March 2, 2023
Polly A. Murphy

/s/ Richard J. Nigon	Director	March 2, 2023
Richard J. Nigon